EXHIBIT 23.2
                          INDEPENDENT AUDITORS' CONSENT




We consent to the incorporation by reference in these Registration Statements of Roseville Communications Company (the "Company") on Form S-8 (Nos. 333-42868 and 333-42870) of our report dated March 8, 2000 on the consolidated financial statements of Sacramento Valley Limited Partnership and subsidiary, incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.


/s/Deloitte & Touche


San Francisco, California
March, 2000